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                                                             Exhibit 4.2



                     BELL ATLANTIC FINANCIAL SERVICES, INC.


                            BELL ATLANTIC CORPORATION

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                                 $2,455,000,000

                    5.75% SENIOR EXCHANGEABLE NOTES DUE 2003

                -------------------------------------------------




                          FIRST SUPPLEMENTAL INDENTURE

                           Dated as of May ____, 1999

                         amending and supplementing the
                     Indenture dated as of February 26, 1998



                    ----------------------------------------


                            THE CHASE MANHATTAN BANK

                                   as Trustee

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         THIS FIRST SUPPLEMENTAL INDENTURE (this "First Supplemental
Indenture"), dated as of May ____, 1999, among BELL ATLANTIC FINANCIAL SERVICES, INC., a corporation duly organized and existing under the laws of the State of Delaware (hereinafter sometimes called the "Company"), BELL ATLANTIC CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (hereinafter sometimes called "Bell Atlantic"), and THE CHASE MANHATTAN BANK, a banking corporation organized under the laws of the State of New York, as Trustee (the "Trustee").

         WHEREAS, there has heretofore been executed and delivered to the Trustee an Indenture dated as of February 26, 1998 (the "Original Indenture"), regarding the Company's 5.75% Senior Exchangeable Notes due 2003 (the "Securities");

         WHEREAS, the Company and Bell Atlantic desire to enter into this First Supplemental Indenture to, among other things, add certain covenants with respect to the disaffiliation of Bell Atlantic from Telecom Corporation of New Zealand ("TCNZ"); and

         WHEREAS, pursuant to Section 901 of the Original Indenture, the parties hereto are authorized to execute and deliver this First Supplemental Indenture to amend the Original Indenture, without the consent of any Holder.

         NOW THEREFORE, in consideration of the foregoing and the mutual premises and covenants contained herein and for other good and valuable consideration, the parties hereto agree as follows.


                                    ARTICLE I

                  DEFINITIONS; AMENDMENTS TO ORIGINAL INDENTURE

SECTION 1.01  DEFINITIONS.

         Capitalized terms used but not defined in this First Supplemental Indenture shall have the respective meanings specified therefor set forth in the Original Indenture.

SECTION 1.02 AMENDMENTS TO ORIGINAL INDENTURE.

                  (a) The following defined term is added to Section 101 of the Indenture, immediately after the defined term "Exchange Agent" therein:

                       "`Exchange Obligor' has the meaning assigned to such term in Section 1301."

                  (b) The following defined term is added to Section 101 of the Indenture,


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immediately after the defined term "Exchange Ratio" therein:

                       "`Exchange Right' has the meaning assigned to such term in Section 1301."

                  (c) Article Ten of the Original Indenture is amended to include the following new Sections 1009 and 1010:

                       "SECTION 1009. VOTING OF TCNZ SHARES.

                       Bell Atlantic and its Affiliates irrevocably agree that for the period beginning on June 1, 1999 and ending on the 180th day following the date on which the last Security is redeemed, exchanged or otherwise ceases to be outstanding, they shall vote all TCNZ voting securities held from time to time by them, on all matters submitted for vote by poll of the security holders of TCNZ in the same proportion as the securities voted by all other security holders of TCNZ; provided that Bell Atlantic and its Affiliates shall retain the right to vote 1,000 of the TCNZ voting securities held from time to time by them in any manner they choose.

                       SECTION 1010. RESIGNATION OF TCNZ DIRECTORS.

                       Not later than June 1, 1999, Bell Atlantic and its Affiliates shall cause the resignation of those directors of TCNZ that were nominated by Bell Atlantic."

                  (d) Section 1301 of the Original Indenture shall be amended and restated so as to read in its entirety as follows:

                       "SECTION 1301. EXCHANGE RIGHTS AT THE OPTION OF THE
HOLDER.

                  At the option of the Holder, the Securities are exchangeable for TCNZ Ordinary Shares or other Exchange Property (as defined herein) at any time or from time to time on or after September 1, 1999 and prior to the close of business on April 1, 2003, unless previously redeemed at the Redemption Prices set forth herein, at the Exchange Ratio (an "Exchange Right"), subject to adjustment under the circumstances described in Section 1303 and subject to the Company's right to pay exchanging Holders cash in lieu of Exchange Property under the circumstances described below or in Section 1101. Holders of Securities have no rights in respect of the TCNZ Ordinary Shares or other Exchange Property, as the case may be, unless and until the Securities are exchanged for TCNZ Ordinary Shares or other Exchange Property.

                  In lieu of delivering TCNZ Ordinary Shares or other Exchange Property in exchange for any Securities, beginning on or after September 1, 1999 and prior to the close of business on April 1, 2003, unless the Company shall have previously elected in connection with a call for redemption or at maturity to pay in cash the Average Market Value Amount upon any exchange prior to the applicable Redemption Date or at Maturity (provided that in the case of a


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redemption in part, only until such redemption in part is completed), the
Company may elect to make a cash settlement (the "Cash Settlement Option") in respect of any Security surrendered for exchange by delivering notice thereof to the tendering Holder not more than five Trading Days after such Security is surrendered for exchange. Such cash settlement shall be in an amount per $1,000 principal amount of Securities delivered for exchange equal to the Market Price as of the second Trading Day after delivery of such notice to such Holder of the TCNZ Ordinary Shares (or the number or amount of each type of other Exchange Property) that would be deliverable upon exchange of such Securities were such Securities exchanged at such time. The Company will pay such cash settlement amount in United States dollars as promptly as practicable (but in no event later than the tenth business day) after completion of the five Trading Day period used to determine such Market Price.

                  Upon a notice of exchange from any Holder of the Securities, unless the Company has elected either (i) the Cash Settlement Option or (ii) to pay in cash the Average Market Value Amount to satisfy the obligation to such Holder who elects to exchange its Securities in connection with a call for redemption of the Securities or at Maturity of the Securities as provided in
Section 1101, Bell Atlantic will assume, or, to the extent legally permissible, cause to be assumed by another entity whose obligations will be fully guaranteed by Bell Atlantic (together with Bell Atlantic, an "Exchange Obligor"), all of the obligations of the Company under such Security and under this Indenture with respect to such Security and the Company shall be relieved of all obligations under such Security and under this Indenture with respect to such Security. Thereafter, in accordance with the procedures set forth in Section 1302, Bell Atlantic shall deliver or cause to be delivered at the office of the relevant Exchange Agent or Trustee as the case may be, the TCNZ Ordinary Shares or other Exchange Property, as the case may be, deliverable upon exchange, together with payment in cash in lieu of any fractional security.

                  Any delivery of TCNZ Ordinary Shares or other Exchange Property by the Exchange Obligor shall discharge in full the liability of the Exchange Obligor to redeem the Securities so surrendered (at 100% of the face amount) upon exercise of an Exchange Right and accordingly, the discharge of the obligation to redeem the Securities so surrendered shall be the consideration for such delivery."



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                                   ARTICLE II

                                  MISCELLANEOUS

SECTION 2.01.  INSTRUMENTS TO BE READ TOGETHER.

         This First Supplemental Indenture is an indenture supplemental to the Original Indenture; and, as such, the Original Indenture and this First Supplemental Indenture shall henceforth be read together.

SECTION 2.02.  CONFIRMATION.

         The Original Indenture, as amended and supplemented by this First Supplemental Indenture, is in all respects confirmed and preserved.

SECTION 2.03.  HEADINGS.

         The headings of the Articles and Sections of this First Supplemental Indenture have been inserted for convenience of reference only, and are not to be considered a part hereof and shall in no way modify or restrict any of the terms and provisions hereof.

SECTION 2.04.  GOVERNING LAW.

         THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF).

SECTION 2.05.  COUNTERPARTS.

         This First Supplemental Indenture may be executed in any number of counterparts notwithstanding that all parties named herein may not be signatories to the same counterpart, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 2.06.  EFFECTIVENESS.

         The provisions of this First Supplemental Indenture will take effect immediately upon its execution and delivery by the Trustee.

SECTION 2.07.  ACCEPTANCE BY TRUSTEE.

         The Trustee accepts the amendments to the Original Indenture effected by this First


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Supplemental Indenture and agrees to execute the trusts created by the Original
Indenture as hereby amended, but only upon the terms and conditions set forth in the Original Indenture. Without limiting the generality of the foregoing, the Trustee assumes no responsibility for the correctness of the recitals contained herein, which shall be taken as the statements of the Company and Bell Atlantic and except as provided in the Original Indenture, the Trustee shall not be responsible or accountable in any manner whatsoever for or with respect to the validity or execution or sufficiency of this First Supplemental Indenture and the Trustee makes no representation with respect thereto.

SECTION 2.08.  TRUST INDENTURE ACT CONTROLS.

         If any provision of this First Supplemental Indenture limits, qualifies or conflicts with another provision that is required to be included in this First Supplemental Indenture by the Trust Indenture Act, the required provision shall control. This First Supplemental Indenture conforms to the requirements of the Trust Indenture Act.



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         IN WITNESS WHEREOF, the parties hereto have caused this First
Supplemental Indenture to be duly executed, all as of the date first written above.


                                         BELL ATLANTIC FINANCIAL SERVICES, INC.

                                         By:
                                              ---------------------------------
                                              Name:  Janet M. Garrity
                                              Title: President and Treasurer


                                         BELL ATLANTIC CORPORATION

                                         By:
                                              ---------------------------------
                                              Name:  Ellen C. Wolf
                                              Title: Treasurer


                                         THE CHASE MANHATTAN BANK

                                         By:
                                              ---------------------------------
                                              Name:
                                              Title:






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